Exhibit 3.13

UNITED STATES OF AMERICA

[LOGO]

The State of Michigan

Michigan Department of Consumer and Industry Services

Lansing, Michigan

This is to Certify That the Annexed Copy of the one page document listing for:

FABTEK CORPORATION

has been compared by me with the record on file in this Department and that the same is a true copy thereof, and the whole of such record.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 13th day of February, 2001.

	/s/ [ILLEGIBLE]	, Director
Bureau of Commercial Services

GOLD SEAL APPEARS ONLY ON ORIGINAL

NEWCO ACQUISITION CORP., a Michigan profit corporation, filed Articles of Incorporation in this office on August 14, 2000.

I FURTHER CERTIFY that a Certificate of Amendment to the Articles of Incorporation was filed on October 10, 2000 amending Article I, changing the corporate name to FABTEK CORPORATION.

AND I FURTHER CERTIFY that the above constitutes all documents on file in this office for the corporation.

AND I FURTHER CERTIFY that the corporation is in good standing in this office as of this date and is duly authorized to transact business or conduct affairs in Michigan and for no other purpose.

This certificate is in due form, made by me as the proper officer, and is entitled to have full faith and credit given it in every court and office within the United States.

1

Michigan Department of Consumer and Industry Services

Filing Endorsement

This is to Certify that the CERTIFICATE OF AMENDMENT – CORPORATION for

FABTEK CORPORATION

ID NUMBER: 45109A

received by facsimile transmission on October 10, 2000 is hereby endorsed

Filed on October 10, 2000 by the Administrator.

The document is effective on the date filed, unless a
subsequent effective date within 90 days after
received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 10th day of October, 2000.

	/s/ [ILLEGIBLE]	, Director
[SEAL]	Corporation, Securities and Land Development Bureau

Sent by Facsimile Transmission 11654

[ILLEGIBLE]
MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES CORPORATION AND LAND DEVELOPMENT BUREAU

Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
SCOTT A. HUIZENGA

Address
P.O. BOX 352

City	State	Zip Code
GRAND RAPIDS	MI	49501-0352	EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read Information and Instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 182 Public Acts of 1982 nonprofit corporations), the undersigned corporation executes the following Certificate:

1.                    The present name of the corporation is: NEWCO ACQUISITION CORP.

2.                    The identification number assigned by the Bureau is: 45109A

3.                    Article 1 of the Articles of incorporation is hereby amended to read as follows:

The name of the corporation is Fabtek Corporation.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.                    (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation were duly adopted on the 14th day of August, 2000, in accordance with the provisions of the Act by the unanimous consent of the Incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this 21st day of September, 2000

/s/ Scott A. Huizenga
(Signature)	(Signature)

SCOTT A. HUIZENGA
(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5.                    (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the        day of            ,           , by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐                 at a meeting the necessary votes were cast in favor of the amendment.

☐                 by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation.  Written notice to shareholders or members who have not consented in writing has been given.  (Note: Written consent by less than all of the shareholders of members is permitted only if such provision appears in the Articles of Incorporation.)

☐                 by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐                 by the board of a profit corporation pursuant to section 611(2).

Profit Corporations	Nonprofit Corporations

Signed this day of ,	Signed this day of ,

By	By
(Signature of an authorized officer or agent)	(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

(Type or Print Name)	(Type or Print Name)	(Type or Print Title)

Michigan Department of Consumer and Industry Services

Filing Endorsement

This is to certify that the CERTIFICATE OF AMENDMENT – CORPORATION for

FABTEK CORPORATION

ID NUMBER: 45109 A

received by facsimile transmission on October 10, 2000 is hereby endorsed Filed on October 10, 2000 by the Administrator.

The document is effective on the date filed, unless a
subsequent effective date within 90 days after
received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 10th day of October, 2000.

	/s/ [ILLEGIBLE]	, Director
[SEAL]	Corporation, Securities and Land Development Bureau

Sent by Facsimile Transmission 11654

[ILLEGIBLE]
MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES CORPORATION AND LAND DEVELOPMENT BUREAU

Date Received	(FOR BUREAU USE ONLY)

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
SCOTT A. HUIZENGA

Address
P.O. BOX 352

City	State	Zip Code
GRAND RAPIDS	MI	49501-0352	EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Profit and Nonprofit Corporations

(Please read information and instructions on the last page)

Pursuant to the provisions of Act, 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.                                       The present name of the corporation is: NEWCO ACQUISITION CORP.

2.                                       The identification number assigned by the Bureau is: 45109A

3.                                       Article 1 of the Articles of Incorporation is hereby amended to read as follows:

The name of the corporation is Fabtek Corporation.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.          (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Article of Incorporation were duly adopted on the 14th day of August, 2000, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this 21st day of September, 2000

/s/ Scott A. Huizenga
(Signature)	(Signature)

SCOTT A. HUIZENGA
(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5.          (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The forgoing amendment to the Articles of Incorporation was duly adopted on the                 day of             ,              , by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☐                 at a meeting the necessary votes were cast in favor of the amendment.

☐                 by written consent of the shareholders or members having not less than the minimum number of votes required by Statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation.  Written notice to shareholders or members who have not consented in writing has been given.  (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐                 by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐                 by the board of a profit corporation pursuant to section 611(2).

Profit Corporations	Nonprofit Corporations

Signed this day of ,	Signed this day of ,

By	By
(Signature of an authorized officer or agent)	Signature of President, Vice-President, Chairperson or Vice-Chairperson)

(Type or Print Name)	(Type or Print Name)	(Type or Print Name)